Tompkins Financial Corporation 8-K

EXHIBIT 99.3

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888)503-5753

For Immediate Release

Friday, July 20, 2018

Tompkins Financial Corporation Announces New Stock Repurchase Program

ITHACA, NY – Tompkins Financial Corporation (NYSE American:TMP)

Tompkins Financial Corporation announced today that its Board of Directors has authorized a new stock repurchase program of up to 400,000 shares of the company's outstanding common stock, par value $0.10 per share. This program replaces the company's existing 400,000 share repurchase program announced on July 22, 2016.

The new stock repurchase program is expected to be completed over the next 24 months.

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company's stock and general market and economic conditions, and applicable legal requirements.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.